                                                                    Exhibit 21.1

                           Subsidiaries of the Company

                                                        State of
Name of Subsidiary                                     Incorporation
------------------                                     -------------
Source-Yeager Industries, Inc.                         Delaware
Source-US Marketing Services, Inc.                     Delaware
Brand Corporation                                      New York
TCE Corporation                                        Delaware
Vail Companies                                         Delaware
Source-MYCO, Inc.                                      Delaware
Source-Chestnut Display Systems, Inc.                  Delaware
Source-Canada Corp.                                    Canada
Aaron Wire & Metal Products, Ltd.                      Canada
Source-Huck Store Fixture Company                      Delaware
Huck Store Fixture Company of North Carolina           North Carolina